                                                                     EXHIBIT 4.1

                                  MDWERKS, INC.
Warrant No.________

                        WARRANT TO PURCHASE COMMON STOCK

                       VOID AFTER 5:00 P.M., EASTERN TIME,
                             ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND
MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT
COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE
FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            FOR VALUE RECEIVED, MDWERKS, INC., a Delaware corporation (the
"Company"), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, at any time commencing on the date hereof but no later than 5:00 p.m., Eastern Time, on _________, 2009 (the "Expiration Date") to
______________________, or registered assigns (the "Holder"), under the terms as hereinafter set forth, _____________________ (__________) fully paid and non-assessable shares of the Company's Common Stock, par value $0.001 per share
(the "Warrant Stock"), at a purchase price per share of $3.00 (the "Warrant
Price"), pursuant to this warrant (this "Warrant"). The number of shares of
Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term "Common Stock" shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this
Warrant.

            This Warrant is one of a series of the Company's Warrants to purchase Common Stock (collectively, the "Warrants"), issued pursuant to the
Confidential Private Placement Memorandum, dated February 1, 2006 (as supplemented, the "Memorandum").

      1.    EXERCISE OF WARRANT.

            (a)   The Holder may exercise this Warrant according to its terms by surrendering to the Company at the address set forth in Section 10, this Warrant and the election to purchase form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant prior to 5:00 p.m., Eastern Time, on the
Expiration Date.

            (b)   This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief
Executive Officer or President of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

            (c)   No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the

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closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

            (d)   In the event of any exercise of the rights represented by this
Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this
Warrant.

      2.    DISPOSITION OF WARRANT STOCK AND WARRANT.

            (a)   The Holder hereby acknowledges that this Warrant and any
Warrant Stock purchased pursuant hereto are not being registered (i) under the
Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company's reliance on the Section
4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the
Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

            The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the
Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the
Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

            (b)   If, at the time of issuance of the shares issuable upon
exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

            "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS
            SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT
            PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE
            COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE
            PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH
            SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER
            SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR
            OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND
            UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE
            BEEN COMPLIED WITH."

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            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE
            SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE
            ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
            SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY
            TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT
            REQUIRED UNDER SAID ACT."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer"
orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

      3.    RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

      4.    EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT. This Warrant is
exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the
Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the
Company or at the office of its stock transfer agent, if any, with the
Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new
Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

      5.    CAPITAL ADJUSTMENTS. This Warrant is subject to the following further provisions:

            (a)   Recapitalization, Reclassification and Succession. If any
recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the
Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of
Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of
Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

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            (b)   Subdivision or Combination of Shares. If the Company at any
time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

            (c)   Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

            (d)   Stock and Rights Offering to Shareholders. If at any time
after the date of issuance of this Warrant, the Company shall issue or sell, or fix a record date for the purposes of entitling all holders of its Common Stock to receive, (i) Common Stock or (ii) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the closing price per share of the Company's Common
Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market or SmallCap Market of the National Association of
Securities Dealers Automated Quotations System ("NASDAQ"), or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on the NASDAQ Over the Counter Bulletin Board or, if such quotations are not available, the fair market value per share of the Company's Common Stock as reasonably determined by the Board of Directors of the Company (the "Closing
Price") on the date of such issuance or sale or on such record date then, immediately after the date of such issuance or sale or on such record date, (x)
the Warrant Price shall be adjusted in accordance with Section 5(e), and (y) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to that number determined by multiplying the number of sales of Warrant Stock purchasable upon exercise of this Warrant immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Closing Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be).

            If the Company shall at any time after the date of issuance of this
Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the "Securities"), then in each such case, the Company shall reserve shares or other units of such securities for distribution to the
Holder upon exercise of this Warrant so that, in addition to the shares of the
Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

            (e)   Warrant Price Adjustment. Whenever the number of shares of
Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to

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such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

            (f)   Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this
Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

            (g)   Deferral and Cumulation of De Minimis Adjustments. The Company
shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant
Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent
(1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

            (h)   Duration of Adjustment. Following each computation or
readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

      6.    NOTICE TO HOLDERS.

            (a)   Notice of Record Date. In case:

                        (i)   the Company shall take a record of the holders of
            its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

                        (ii)  of any capital reorganization of the Company, any
            reclassification of the capital stock of the Company, any
            consolidation with or merger of the Company into another
            corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                        (iii) of any voluntary dissolution, liquidation or
            winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the
Holder hereof at the time outstanding a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least twenty (20) calendar days prior to the record date therein specified, or if no record date shall have been specified therein, at least twenty (20) days prior to such specified date.

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            (b)   Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make available and have on file for inspection a certificate signed by its Chairman, Chief
Executive Officer, President or Vice President, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment.

      7.    LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

      8.    WARRANT HOLDER NOT A STOCKHOLDER. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights.

      9.    REGISTRATION RIGHTS. The Warrant Stock will be accorded the registration rights under the Act set forth in that certain Subscription
Agreement between the Company and the Holders, a form of which agreement is being furnished concurrently herewith.

      10.   NOTICES. Any notice required or contemplated by this Warrant shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person, deposited with a reputable overnight courier or transmitted by registered or certified mail, return receipt requested, to the Company at
MDwerks, Inc., Windolph Center, Suite I, 1020 N.W. 6th Street, Deerfield Beach,
FL 33442, Attention: Chief Financial Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company, or to such other addresses as any of them, by notice to the others, may designate from time to time.

      12.   CHOICE OF LAW. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL
PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

      IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by a duly authorized officer, as of this _____ day of _________ 2006.

                                      MDWERKS, INC.

                                       By:________________________________
                                            Name:
                                            Title:

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                              ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within Warrants)

                                  MDWerks, Inc.
                                  Windolph Center, Suite I
                                  1020 N.W. 6th Street
                                  Deerfield Beach, FL 33442
                                  Attention: Chief Financial Officer

            The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase ____________ shares of Common Stock covered by the within
Warrants, (2) makes payment in full of the Purchase Price by enclosure of cash, a certified check or bank draft, (3) requests that certificates for such shares of Common Stock be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

and (4) if said number of shares of Common Stock shall not be all the shares evidenced by the within Warrants, requests that a new warrant certificate for the balance of the shares covered by the within Warrants be registered in the name of, and delivered to:

Please print name and address:

____________________________________________________________

____________________________________________________________

____________________________________________________________

            In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated:  _____________________               ___________________________________
                                            WARRANT HOLDER

                                             By:  _____________________________
                                                      Name:
                                                      Title:

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                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, ____________________________________________________________
hereby sells, assigns and transfers unto

Name: __________________________________________________________________________
      (Please typewrite or print in block letters)

Social Security or Taxpayer Identification Number : ____________________________

the right to purchase Common Stock of MDwerks, INC., a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint
____________________________, Attorney, to transfer the same on the books of the
Company with full power of substitution in the premises.

DATED: __________________

                                            ___________________________________
                                            Signature

                                            ___________________________________
                                            Signature, if jointly held

Witness:

________________________

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